Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-109185, 333-118764, 333-52852, 333-132100, 333-161516, 333-75243, 333-185757, and 333-221833 on Form S-8 and Registration Statement No. 333-283760 on Form S-3 of our report dated March 26, 2025, relating to the financial statements of the Microsoft Corporation Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Seattle, Washington

March 26, 2025